Exhibit 99.1

Carrier Reports Third Quarter 2025 Results

•Net sales down 7%; organic sales down 4%
•Total GAAP EPS of $0.47 and adjusted EPS of $0.67
•Net cash flows from operating activities were $341 million and free cash flow was $224 million
•Returned $3 billion to shareholders YTD, including $2.4 billion of share repurchases
•Expecting full-year 2025 sales of ~$22 billion and adjusted EPS of ~$2.65
•Board approves $5 billion share repurchase authorization

PALM BEACH GARDENS, Fla., October 28, 2025 – Carrier Global Corporation (NYSE:CARR), global leader in intelligent climate and energy solutions, today reported financial results for the third quarter of 2025.
"Our team drove continued double-digit aftermarket growth and strong performance in Commercial HVAC1, which grew 30% in the Americas, both of which were more than offset by expected weakness in Residential in the Americas," said Chairman & CEO David Gitlin. “Our previously announced cost reduction actions and continued strength in our data center pipeline and backlog position us well for strong earnings growth in 2026. The $5 billion share repurchase authorization reflects confidence in our strategy and commitment to delivering superior value for our shareholders."

1.Excludes NORESCO

Third Quarter 2025 Results
Total Company

	(Unaudited)
	Three Months Ended September 30
(In millions)	2025	2024	Change
Net sales	$5,579	$5,984	(7)%
Organic sales	(4)%

Operating profit	$539	$763	(29)%
Operating margin	9.7%	12.8%	(310) bps
Adjusted operating profit	$823	$1,044	(21)%
Adjusted operating margin	14.8%	17.4%	(260) bps

Diluted earnings per share:
Continuing operations	$0.47	$0.62	(24)%
Continuing operations - Adjusted	$0.67	$0.77	(13)%

Carrier’s third-quarter sales of $5.6 billion decreased 7% compared to the prior year. An organic sales decline of 4% and a 4% headwind from net divestitures from the sale of Commercial Refrigeration in Q4 2024 were partially offset by a 1% tailwind from foreign currency translation.
GAAP operating profit of $539 million in the quarter declined 29% from last year reflecting weaker residential end-markets and distributor destocking in the Americas, partially offset by the absence of prior year backlog and inventory step-up amortization.
    Adjusted operating profit of $823 million was down 21% primarily due to lower volume in our CSA Residential business. Net earnings from continuing operations were $407 million and adjusted net earnings from continuing operations were $576 million. GAAP EPS from continuing operations was $0.47 and adjusted EPS was $0.67, down 24% and 13% year-over-year, respectively. The declines were primarily driven by lower operating profit, partially offset by a lower tax rate and benefits of a lower share count.

Climate Solutions Americas (CSA)

	(Unaudited)
	Three Months Ended September 30
(In millions)	2025	2024	Change
Net sales	$2,711	$2,961	(8)%
Organic sales	(8)%

Segment operating profit	$533	$750	(29)%
Segment operating margin	19.7%	25.3%	(560) bps

CSA segment sales declined 8%. Organic sales were down 8% with continued strength in Commercial1 up 30%, more than offset by lower volumes in Residential, down about 30%, and Light Commercial down 4%.
Segment operating margin decreased 560 basis points, reflecting the significant volume decline in the Residential business.

Climate Solutions Europe (CSE)

	(Unaudited)
	Three Months Ended September 30
(In millions)	2025	2024	Change
Net sales	$1,290	$1,246	4%
Organic sales	(3)%

Segment operating profit	$120	$129	(7)%
Segment operating margin	9.3%	10.4%	(110) bps

CSE segment sales increased 4%. Organic sales were down 3% with Residential and Light Commercial down low-single digits and Commercial down mid-single digits.
Segment operating margin decreased 110 basis points driven by strong productivity, including cost synergies, more than offset by lower organic sales and mix.

1.Excludes NORESCO

Climate Solutions Asia Pacific, Middle East & Africa (CSAME)

	(Unaudited)
	Three Months Ended September 30
(In millions)	2025	2024	Change
Net sales	$833	$840	(1)%
Organic sales	(2)%

Segment operating profit	$97	$106	(8)%
Segment operating margin	11.6%	12.6%	(100) bps

CSAME segment sales declined 1%. Organic sales were down 2% mainly driven by Residential and Light Commercial (RLC) in China, partially offset by continued strong growth in India and the Middle East.
Segment operating margin decreased 100 basis points with strong productivity more than offset by lower sales.

Climate Solutions Transportation (CST)

	(Unaudited)
	Three Months Ended September 30
(In millions)	2025	2024	Change
Net sales	$745	$937	(20)%
Organic sales	6%

Segment operating profit	$115	$137	(16)%
Segment operating margin	15.4%	14.6%	80 bps

CST sales declined 20% driven by the impact from the divestiture of Commercial Refrigeration. Organic sales increased 6% with 50% growth in Container, partially offset by a decline in Global Truck and Trailer, down mid-single digits.
Segment operating margin increased 80 basis points largely due to the Commercial Refrigeration exit during Q4 2024, partially offset by mix.

Cash Flow

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Net cash flows provided by operating activities	$341	$(269)	$1,473	$431
Less: Capital expenditures - continuing operations	(117)	(92)	(261)	(302)
Less: Capital expenditures - discontinued operations	—	(5)	—	(10)
Free cash flow	$224	$(366)	$1,212	$119

Net cash flows generated from operating activities were $341 million and capital expenditures were $117 million, resulting in free cash flow of $224 million.

Full-Year 2025 Guidance**

	Current Guidance**	Prior Guidance
Sales	~$22 billion ~$750 million revenue headwind from CCR exit Organic* ~flat FX 1% Acquisitions 0% Divestitures (3%)	~$23 billion ~$750 million revenue headwind from CCR exit Organic* up MSD FX 1% Acquisitions 0% Divestitures (3%)

Adjusted Operating Margin*	15.0% – 15.5% ~(50) bps Y/Y	16.5% – 17.0% + ~100 bps Y/Y

Adjusted EPS*	~$2.65 +~4% Y/Y	$3.00 – $3.10 ~17-21% Y/Y

Free Cash Flow*	~$2 billion Includes the expected results of continuing and discontinued operations	$2.4 – $2.6 billion Includes the expected results of continuing and discontinued operations

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.
**As of October 28, 2025

Conference Call
Carrier will host a webcast of its earnings conference call today, Tuesday, October 28, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, participants must pre-register at Carrier Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing access to the live call.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases including the recent increase in Carrier's share repurchase authorization, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, cost optimization actions, market conditions including with respect to residential end-markets, data center and otherwise, growth prospects for 2026 and beyond, Carrier's guidance for full-year 2025, Carrier's plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation, those described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent reports that we file with the SEC: the effect of economic conditions in the industries and markets in which Carrier and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, inflationary cost pressures, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues, natural disasters and the financial condition of our customers and suppliers; challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; future levels of capital spending and research and development spending; future availability of credit and factors that may affect such availability, including credit market conditions and Carrier's capital structure and credit ratings; the timing and scope of future repurchases of Carrier's common stock, including market conditions and the level of other investing activities and uses of cash; delays and disruption in the delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; new business and investment opportunities; the outcome of legal proceedings, investigations and other contingencies; the impact of pension plan assumptions on future cash contributions and earnings; the impact of the negotiation of collective bargaining agreements and labor disputes; the effect of changes in political conditions in the U.S. and other countries in which Carrier and our businesses operate, including the effect of ongoing uncertainty and/or changes in U.S. trade policies, on general market conditions, global trade policies, the imposition of tariffs, and currency exchange rates in the near term and beyond; the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; the ability of Carrier to retain and hire key personnel; the scope, nature, impact or timing of acquisition and divestiture activity, such as our portfolio transformation transactions, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; a determination by the IRS and other tax authorities that the distribution of Carrier from RTX Corporation (f/k/a United Technologies Corporation or certain related transactions should be treated as taxable transactions; and risks associated with current and future indebtedness, as well as our ability to reduce indebtedness and the timing thereof. The forward-looking statements speak only as of the date of this communication. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating innovations that bring comfort, safety and sustainability to life. Through cutting-edge advancements in climate solutions such as temperature control, air quality and transportation, we improve lives, empower critical industries and ensure the safe transport of food, life-saving medicines and more. Since inventing modern air conditioning in 1902, we lead with purpose: enhancing the lives we live and the world we share. We continue to lead because of our world-class, inclusive workforce that puts the customer at the center of everything we do. For more information, visit corporate.carrier.com or follow Carrier on social media at @Carrier.

Carrier. For the World We Share.

CARR-IR

Contact:
Investor Relations
Michael Rednor
561-365-2020
InvestorRelations@Carrier.com

Media Inquiries
Jason Shockley
561-542-0207
Jason.Shockley@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”).

As a result of Carrier's portfolio transformation, Carrier revised its reportable segments during the first quarter of 2025 to better reflect its business strategy, align its management reporting and increase transparency for investors. In connection with the revised structure, the Chief Operating Decision Maker changed the measure used to evaluate segment profitability from Operating profit to Segment operating profit. It represents operating profit (a measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”)) adjusted to exclude restructuring costs, amortization of acquired intangible assets and other significant items of a nonoperational nature. All prior period comparative information has been recast to reflect the revised segment structure.

Use and Definitions of Non-GAAP Financial Measures
Carrier reports its financial results in accordance with GAAP. We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate and net debt are non-GAAP financial measures and are associated with Carrier's continuing operations unless specifically noted.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents consolidated operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of consolidated net sales (a GAAP measure). Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure).

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by continuing operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners. Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When Carrier provides our expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Net sales
Product sales	$4,906	$5,307	$15,035	$15,460
Service sales	673	677	1,875	1,878
Total Net sales	5,579	5,984	16,910	17,338
Costs and expenses
Cost of products sold	(3,656)	(3,796)	(10,881)	(11,245)
Cost of services sold	(474)	(511)	(1,366)	(1,456)
Research and development	(151)	(172)	(465)	(524)
Selling, general and administrative	(803)	(799)	(2,345)	(2,394)
Total Costs and expenses	(5,084)	(5,278)	(15,057)	(15,619)
Equity method investment net earnings	60	66	182	187
Other income (expense), net	(16)	(9)	36	(34)
Operating profit	539	763	2,071	1,872
Non-service pension (expense) benefit	(9)	(1)	(8)	(1)
Interest (expense) income, net	(97)	8	(270)	(290)
Earnings before income taxes	433	770	1,793	1,581
Income tax (expense) benefit	1	(172)	(272)	(339)
Earnings from continuing operations	434	598	1,521	1,242
Discontinued operations, net of tax	21	(117)	4	1,897
Net earnings (loss)	455	481	1,525	3,139
Less: Non-controlling interest in subsidiaries'	27	34	94	86
Net earnings (loss) attributable to common shareowners	$428	$447	$1,431	$3,053
Amounts attributable to common shareowners:
Continuing operations	$407	$564	$1,427	$1,156
Discontinued operations	21	(117)	4	1,897
Net earnings (loss) attributable to common shareowners	$428	$447	$1,431	$3,053
Earnings per share
Basic:
Continuing operations	$0.48	$0.63	$1.67	$1.28
Discontinued operations	0.02	(0.13)	—	2.11
Net earnings (loss)	$0.50	$0.50	$1.67	$3.39
Diluted:
Continuing operations	$0.47	$0.62	$1.64	$1.26
Discontinued operations	0.03	(0.13)	0.01	2.08
Net earnings (loss)	$0.50	$0.49	$1.65	$3.34
Weighted-average number of shares outstanding
Basic	848.8	901.2	856.8	900.9
Diluted	858.6	915.0	867.7	914.4

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,423	$3,969
Accounts receivable, net	3,129	2,651
Inventories, net	3,004	2,299
Other current assets	1,283	972
Total current assets	8,839	9,891
Future income tax benefits	1,199	1,131
Fixed assets, net	3,214	2,999
Operating lease right-of-use assets	558	554
Intangible assets, net	6,560	6,432
Goodwill	15,680	14,601
Pension and post-retirement assets	50	43
Equity method investments	1,381	1,194
Other assets	596	558
Total Assets	$38,077	$37,403

Liabilities and Equity
Accounts payable	$2,959	$2,458
Accrued liabilities	4,208	4,098
Short-term borrowings and current portion of long-term debt	580	1,336
Total current liabilities	7,747	7,892
Long-term debt	11,336	11,026
Future pension and post-retirement obligations	220	214
Future income tax obligations	1,943	2,015
Operating lease liabilities	424	432
Other long-term liabilities	1,568	1,429
Total Liabilities	23,238	23,008

Equity
Common stock	9	9
Treasury stock	(6,311)	(3,915)
Additional paid-in capital	8,646	8,610
Retained earnings	12,530	11,483
Accumulated other comprehensive loss	(365)	(2,106)
Non-controlling interest	330	314
Total Equity	14,839	14,395
Total Liabilities and Equity	$38,077	$37,403

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Operating Activities
Net earnings (loss)	$455	$481	$1,525	$3,139
Discontinued operations, net of tax	(21)	117	(4)	(1,897)
Adjustments for non-cash items, net:
Depreciation and amortization	325	312	945	914
Deferred income tax provision	(158)	(65)	(316)	(296)
Stock-based compensation costs	11	25	55	65
Equity method investment net earnings	(60)	(66)	(182)	(187)
(Gain) loss on extinguishment of debt	—	(88)	—	(88)
(Gain) loss on sale of investments	—	(2)	(17)	(2)
Changes in operating assets and liabilities
Accounts receivable, net	212	97	(490)	(135)
Inventories, net	(116)	69	(528)	76
Accounts payable and accrued liabilities	(208)	(260)	170	(258)
Distributions from equity method investments	24	24	105	36
Other operating activities, net	(140)	(45)	(187)	(159)
Net cash flows provided by (used in) continuing operating activities	324	599	1,076	1,208
Net cash flows provided by (used in) discontinued operating activities	17	(868)	397	(777)
Net cash flows provided by (used in) operating activities	341	(269)	1,473	431
Investing Activities
Capital expenditures	(117)	(92)	(261)	(302)
Investment in businesses, net of cash acquired	(31)	(94)	(92)	(10,873)
Dispositions of businesses	—	—	8	—
Settlement of derivative contracts, net	33	(2)	120	(187)
Other investing activities, net	(4)	4	(7)	31
Net cash flows provided by (used in) continuing investing activities	(119)	(184)	(232)	(11,331)
Net cash flows provided by (used in) discontinued investing activities	—	1,343	35	6,217
Net cash flows provided by (used in) investing activities	(119)	1,159	(197)	(5,114)
Financing Activities
Increase (decrease) in short-term borrowings, net	444	30	387	37
Issuance of long-term debt	17	31	32	2,586
Repayment of long-term debt	(1)	(988)	(1,209)	(4,530)
Repurchases of common stock	(785)	(431)	(2,413)	(431)
Dividends paid on common stock	(193)	(184)	(583)	(514)
Dividends paid to non-controlling interest	(72)	(5)	(81)	(72)
Other financing activities, net	(1)	(1)	(18)	(15)
Net cash flows provided by (used in) continuing financing activities	(591)	(1,548)	(3,885)	(2,939)
Net cash flows provided by (used in) discontinued financing activities	—	4	—	(11)
Net cash flows provided by (used in) financing activities	(591)	(1,544)	(3,885)	(2,950)
Effect of foreign exchange rate changes on cash and cash equivalents	(5)	64	63	(18)
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	(374)	(590)	(2,546)	(7,651)
Less: Change in cash balances classified as assets held for sale	—	(70)	—	(36)
Net increase (decrease) in cash and cash equivalents and restricted cash	(374)	(520)	(2,546)	(7,615)
Cash, cash equivalents and restricted cash, beginning of period	1,800	2,758	3,972	9,853
Cash, cash equivalents and restricted cash, end of period	1,426	2,238	1,426	2,238
Less: restricted cash	3	14	3	14
Cash and cash equivalents, end of period	$1,423	$2,224	$1,423	$2,224

Carrier Global Corporation
Segment Summary

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Segment net sales
Climate Solutions Americas	$2,711	$2,961	$8,535	$8,186
Climate Solutions Europe	1,290	1,246	3,712	3,732
Climate Solutions Asia Pacific, Middle East & Africa	833	840	2,541	2,626
Climate Solutions Transportation	745	937	2,122	2,794
Segment net sales	$5,579	$5,984	$16,910	$17,338

Segment operating profit
Climate Solutions Americas	$533	$750	$1,982	$1,888
Climate Solutions Europe	120	129	324	389
Climate Solutions Asia Pacific, Middle East & Africa	97	106	353	371
Climate Solutions Transportation	115	137	340	388
Segment operating profit	$865	$1,122	$2,999	$3,036

Segment operating margin
Climate Solutions Americas	19.7%	25.3%	23.2%	23.1%
Climate Solutions Europe	9.3%	10.4%	8.7%	10.4%
Climate Solutions Asia Pacific, Middle East & Africa	11.6%	12.6%	13.9%	14.1%
Climate Solutions Transportation	15.4%	14.6%	16.0%	13.9%

Components of Changes in Net Sales

Three Months Ended September 30, 2025 Compared with Three Months Ended September 30, 2024

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	(8)%	—%	—%	—%	(8)%
Climate Solutions Europe	(3)%	7%	—%	—%	4%
Climate Solutions Asia Pacific, Middle East & Africa	(2)%	1%	—%	—%	(1)%
Climate Solutions Transportation	6%	2%	(28)%	—%	(20)%
Consolidated	(4)%	1%	(4)%	—%	(7)%

Nine Months Ended September 30, 2025 Compared with Nine Months Ended September 30, 2024
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	4%	—%	—%	—%	4%
Climate Solutions Europe	(3)%	2%	—%	—%	(1)%
Climate Solutions Asia Pacific, Middle East & Africa	(4)%	1%	—%	—%	(3)%
Climate Solutions Transportation	2%	1%	(27)%	—%	(24)%
Consolidated	1%	1%	(4)%	—%	(2)%

Carrier Global Corporation
Reconciliations

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Reconciliation to Earnings before income taxes
Segment operating profit	$865	$1,122	$2,999	$3,036

Corporate and other	(42)	(78)	(162)	(172)
Restructuring costs	(50)	(60)	(105)	(97)
Amortization of acquired intangibles	(221)	(175)	(636)	(517)
Acquisition step-up amortization	—	(31)	—	(251)
Acquisition/divestiture-related costs	(13)	(15)	(32)	(87)
CCR gain	—	—	7	—
Viessmann-related hedges	—	—	—	(86)
Gain on liability adjustment	—	—	—	46
Non-service pension (expense) benefit	(9)	(1)	(8)	(1)
Interest (expense) income, net	(97)	8	(270)	(290)

Earnings before income taxes	$433	$770	$1,793	$1,581

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Reconciliation of Segment operating profit to Adjusted operating profit
Climate Solutions Americas	$533	$750	$1,982	$1,888
Climate Solutions Europe	120	129	324	389
Climate Solutions Asia Pacific, Middle East & Africa	97	106	353	371
Climate Solutions Transportation	115	137	340	388
Segment operating profit	$865	$1,122	$2,999	$3,036
Corporate and other	(42)	(78)	(162)	(172)
Adjusted operating profit	$823	$1,044	$2,837	$2,864

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,579	$—		$5,579	$16,910	$—		$16,910

Operating profit	$539	284	a	$823	$2,071	766	a	$2,837
Operating margin	9.7%			14.8%	12.2%			16.8%

Earnings before income taxes	$433	295	a, b	$728	$1,793	777	a, b	$2,570
Income tax (expense) benefit	$1	(126)	c	$(125)	$(272)	(259)	c	$(531)
Effective tax rate	(0.2)%			17.2%	15.2%			20.7%

Earnings from continuing operations attributable to common shareowners	$407	$169		$576	$1,427	$518		$1,945

Summary of Adjustments:
Restructuring costs		$50	a			$105	a
Amortization of acquired intangibles		221	a			636	a
Acquisition/divestiture-related costs		13	a			32	a
CCR gain		—	a			(7)	a
Defined benefit pension settlement		11	b			11	b
Total adjustments		$295				$777

Tax effect on adjustments above		$(77)				$(204)
Tax specific adjustments		(49)				(55)
Total tax adjustments		$(126)	c			$(259)	c

Diluted shares outstanding	858.6			858.6	867.7			867.7

Diluted earnings per share:
Continuing operations	$0.47			$0.67	$1.64			$2.24

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,984	$—		$5,984	$17,338	$—		$17,338

Operating profit	$763	281	a	$1,044	$1,872	992	a	$2,864
Operating margin	12.8%			17.4%	10.8%			16.5%

Earnings before income taxes	$770	195	a, b	$965	$1,581	918	a, b	$2,499
Income tax (expense) benefit	$(172)	(54)	c	$(226)	$(339)	(227)	c	$(566)
Effective tax rate	22.2%			23.3%	21.4%			22.6%

Earnings from continuing operations attributable to common shareowners	$564	$141		$705	$1,156	$691		$1,847

Summary of Adjustments:
Restructuring costs		60	a			97	a
Amortization of acquired intangibles		$175	a			$517	a
Acquisition/divestiture-related costs		15	a			87	a
Acquisition step-up amortization (1)		31	a			251	a
Viessmann-related hedges		—	a			86	a
Gain on liability adjustment (2)		—	a			(46)	a
Debt extinguishment (gain)		(97)	b			(97)	b
Debt prepayment costs		$11	b			$23	b
Total adjustments		$195				$918

Tax effect on adjustments above		$(54)				$(227)
Total tax adjustments		$(54)	c			$(227)	c

Diluted shares outstanding	915.0			915.0	914.4			914.4

Diluted earnings per share:
Continuing operations	$0.62			$0.77	$1.26			$2.02
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) Gain associated with an adjustment to our tax-related liability owed to UTC.

Free Cash Flow Reconciliation

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Net cash flows provided by operating activities	$341	$(269)	$1,473	$431
Less: Capital expenditures - continuing operations	(117)	(92)	(261)	(302)
Less: Capital expenditures - discontinued operations	—	(5)	—	(10)
Free cash flow	$224	$(366)	$1,212	$119

Net Debt Reconciliation

	(Unaudited)
(In millions)	September 30, 2025	December 31, 2024
Long-term debt	$11,336	$11,026
Short-term borrowings and current portion of long-term debt	580	1,336
Less: Cash and cash equivalents	1,423	3,969
Net debt	$10,493	$8,393